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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 9, 2001, appearing on pages F-1 and S-1 of this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-76108, 33-90892, 333-3020, 33-37113, 333-72053, 333-51102, and
333-51104.

/s/ Arthur Andersen LLP

Atlanta, Georgia
April 11, 2001